PIMCO Funds
Supplement Dated December 30, 2013 to the
Credit Bond Funds - Institutional Class, Class P, Administrative
Class, Class D, Class A, Class B, Class C and Class R Prospectus
(the "Prospectus") dated July 31, 2013,
as supplemented from time to time
Disclosure Related to the PIMCO Senior Floating Rate Fund and the
PIMCO High Yield Spectrum Fund

     Effective January 1, 2014, the PIMCO Senior Floating Rate
Fund's broad-based securities market index is the J.P. Morgan BB/B Leveraged Loan Index. Accordingly, the following changes are made.

     Effective January 1, 2014, the first sentence of the fifth paragraph of the "Principal Investment Strategies" section of the PIMCO Senior Floating Rate Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of the Fund will normally vary within one year (plus or minus) of the portfolio duration of the securities comprising the J.P. Morgan BB/B Leveraged Loan Index, as calculated by PIMCO, which was less than 1 year as of November 30, 2013.

     Additionally, effective January 1, 2014, the first sentence of the second paragraph of the "Performance Information" section of the PIMCO Senior Floating Rate Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

Effective January 1, 2014, the Fund's broad-based securities market index is the J.P. Morgan BB/B Leveraged Loan Index. The J.P. Morgan BB/B Leveraged Loan Index is designed to mirror the investable universe of USD institutional leveraged loans, excluding the most aggressively rated loans and non-rated loans. The J.P. Morgan BB/B Leveraged Loan Index is a subset of the broader Leveraged Loan
Index, and as such follows all of the same inclusion rules, loan selection methodology and the rebalance process, with the sole exception being the tranche rating criteria. The Fund's new broad-based securities market index was selected as its use is more closely aligned with the Fund's principal investment strategies. Prior to January 1, 2014, the Fund's primary benchmark was the Credit Suisse Institutional Leveraged Loan Index.

     Additionally, effective January 1, 2014, the following disclosure is added above the row relating to the Credit Suisse Institutional Leveraged Loan Index in the Average Annual Total Returns table in the "Performance Information" section of the PIMCO Senior Floating
Fund's Fund Summary in the Prospectus:





			1 Year		Since
					Inception
					(04/29/2011)

J.P. Morgan BB/B Leveraged
Loan Index (reflects no
deductions for fees,
expenses or taxes)	8.63% 		4.45%

     In addition, effective January 1, 2014, the PIMCO High Yield
Spectrum Fund's broad-based securities market index is the BofA/Merrill Lynch Developed Markets High Yield Constrained (USD
Hedged) Index. Accordingly, the following changes are made.

     Effective January 1, 2014, the fourth sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO High Yield Spectrum Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The average portfolio duration of the Fund normally varies within one year (plus or minus) of the portfolio duration of the securities comprising the BofA/Merrill Lynch Developed Markets High Yield
Constrained (USD Hedged) Index (the "Benchmark"), as calculated by PIMCO, which as of November 30, 2013 was 3.71 years.

     Additionally, effective January 1, 2014, the last sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO High Yield Spectrum Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The Fund will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to within 10% (plus or minus) of the Benchmark's foreign currency exposure, which as of November 30, 2013 was 0%.

     Additionally, effective January 1, 2014, the following is included before the first sentence of the second paragraph of the "Performance Information" section of the PIMCO High Yield Spectrum Fund's Fund
Summary in the Prospectus:

Effective January 1, 2014, the Fund's broad-based securities market index is the BofA/Merrill Lynch Developed Markets High Yield Constrained (USD Hedged) Index. The BofA/Merrill Lynch Developed Markets High Yield Constrained (USD Hedged) Index is a subcomponent of the BofA Merrill Lynch Global High Yield
Constrained (USD Hedged) Index that excludes all non-developed countries. The Fund's new broad-based securities market index was selected as its use is more closely aligned with the Fund's principal investment strategies. Prior to January 1, 2014, the Fund's primary benchmark was the BofA Merrill Lynch Global High Yield
Constrained (USD Hedged) Index.

     Additionally, effective January 1, 2014, the following disclosure is added above the row relating to the BofA Merrill Lynch Global High Yield Constrained (USD Hedged) Index in the Average Annual Total Returns table in the "Performance Information" section of the PIMCO High Yield Spectrum Fund's Fund Summary in the Prospectus:





				1 Year		Since
						Inception
						(09/15/2010)

BofA/Merrill Lynch Developed
Markets High Yield
Constrained (USD Hedged)
Index (reflects no deductions
for fees, expenses or taxes)	18.12% 		10.94%



 Investors Should Retain This Supplement for Future Reference



PIMCO Funds

Private Account Portfolio Series

Amendment Dated December 30, 2013 to the
Offering Memorandum and Offering Memorandum Supplement, each dated July 31, 2013, as amended from time to time

Disclosure Related to the PIMCO Senior Floating Rate Portfolio
(the "Portfolio")

     Effective January 1, 2014, the Portfolio's benchmark index is the J.P. Morgan BB/B Leveraged Loan Index. Accordingly, the following changes are made.

     Effective January 1, 2014, the first sentence of the fourth paragraph in the "Principal Investment Strategies" section of the PIMCO Senior Floating Rate Portfolio's Portfolio Summary in the Offering Memorandum is deleted and replaced with the following:

The average portfolio duration of the Portfolio will vary based on PIMCO's forecast for interest rates and will normally vary within one year (plus or minus) of the portfolio duration of the securities comprising the J.P. Morgan BB/B Leveraged Loan Index, which was less than 1 year as of November 30, 2013.

     Additionally, effective January 1, 2014, disclosure concerning the Portfolio's benchmark index in the table in the "Portfolio Managers-Portfolio Manager Compensation" section of the Offering Memorandum Supplement is updated to reflect the revised benchmark index.

Investors Should Retain This Amendment For Future Reference


PIMCO Funds

Supplement Dated August 16, 2013 to the
Short Duration Strategy Funds Institutional Class, Class M, Class
P, Administrative Class, Class D,
Class A, Class B, Class C and Class R Prospectus dated July 31,2013, as supplemented from time to time (the "Prospectus")

     Effective immediately, the third paragraph of the "Purchases, Redemptions and Exchanges - Abusive Trading Practices" section of the Prospectus is deleted in its entirety and replaced with the following:

Except with respect to the Funds identified below, to discourage excessive, short-term trading and other abusive trading practices, the Trust's Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to a Fund and its shareholders ("Market Timing Policy"). Such activities may have a detrimental effect on a Fund and its shareholders. For example, depending upon various factors such as the size of a Fund and the amount of its assets maintained in cash, short-term or excessive trading by Fund shareholders may interfere with the efficient management of the Fund's portfolio, increase transaction costs and taxes, and harm the performance of the Fund and its shareholders. The PIMCO Short Asset Investment Fund and PIMCO Short-Term Fund are not subject to the Market Timing Policy because they generally invest in more liquid, short-duration fixed income securities and PIMCO anticipates that shareholders may purchase and sell shares of those Funds frequently.

Investors Should Retain This Supplement for Future Reference



PIMCO Funds

Supplement Dated May 23, 2013 to the
Strategic Markets Institutional Class, Class P, Administrative
Class and Class D Prospectus,
dated July 31, 2012, as supplemented from time to time (the
"Prospectus")

Disclosure Related to the PIMCO Inflation Response Multi-Asset
Fund (the "Fund")

     The following changes are effective immediately.

     The first sentence of the fifth paragraph of the "Principal
Investment Strategies" section in the Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 25% of its total assets in equity-related investments (including investment in common stock, preferred stock, equity securities of Real Estate Investment Trusts ("REITs") and/or investment in the Domestic Equity-Related Underlying PIMCO Funds, the International Equity-Related Underlying PIMCO Funds and the PIMCO RealEstateRealReturn Strategy Fund, an Underlying PIMCO
Fund, and in other equity-related Acquired Funds).

     The fourth sentence of the fifth paragraph of the "Principal
Investment Strategies" section in the Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The Subsidiary is advised by PIMCO and primarily invests in commodity-linked derivative instruments backed by a portfolio of Fixed Income Instruments.

Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Supplement Dated May 23, 2013 to the
Strategic Markets Class A, Class B, Class C and Class R
Prospectus,
dated July 31, 2012, as supplemented from time to time (the
"Prospectus")

Disclosure Related to the PIMCO Inflation Response Multi-Asset
Fund (the "Fund")

     The following changes are effective immediately.

     The first sentence of the fifth paragraph of the "Principal
Investment Strategies" section in the Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 25% of its total assets in equity-related investments (including investment in common stock, preferred stock, equity securities of Real Estate Investment Trusts ("REITs") and/or investment in the Domestic Equity-Related Underlying PIMCO Funds, the International Equity-Related Underlying PIMCO Funds and the PIMCO RealEstateRealReturn Strategy Fund, an Underlying PIMCO
Fund, and in other equity-related Acquired Funds).

     The fourth sentence of the fifth paragraph of the "Principal
Investment Strategies" section in the Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The Subsidiary is advised by PIMCO and primarily invests in commodity-linked derivative instruments backed by a portfolio of Fixed Income Instruments.

Investors Should Retain This Supplement for Future Reference